EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 12, 2021

INTERWEST PARTNERS X, LP
By:	InterWest Management Partners X, LLC, its General Partner

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Managing Director

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Managing Director

By:	/s/ Keval Desai by Karen A. Wilson, Power of Attorney

Name:	Keval Desai

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney

Name:	Gilbert H. Kliman

By:	/s/ Khaled A. Nasr

Name:	Khaled A. Nasr